Report From The President

DATE:   November 15, 2018

FEDERAL HOME LOAN BANK OF NEW YORK
DECLARES A 6.90% DIVIDEND FOR THE THIRD QUARTER OF 2018

I am pleased to announce that, on November 15, 2018, your Board of Directors approved a dividend for the third quarter of 2018 of 6.90% (annualized). The dollar amount of the dividend will be approximately $107.4 million. The cash dividend will be distributed to member financial institutions on November 16, 2018.

Providing our members with a consistent and reasonable return on their investment in our cooperative is one of the ways in which we deliver member value. Our strong performance in the third quarter of 2018 is reflected not only in our quarterly dividend, but also in our continued ability to serve as a reliable partner for our members.

We filed our Form 10-Q for the third quarter of 2018 with the U.S. Securities and Exchange Commission on November 8, 2018.

Sincerely,

José R. González
President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

FEDERAL HOME LOAN BANK OF NEW YORK ● 101 PARK AVENUE ● NEW YORK, NY 10178 ● T: 212.681.6000 ● WWW.FHLBNY.COM